Exhibit 99.1

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2025 RESULTS

LAS VEGAS - FEBRUARY 5, 2026 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2025.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Company delivered another successful performance in 2025, as we continued to position ourselves for growth and to deliver long-term value for our shareholders. For the full year, we achieved record revenues while maintaining strong property-level margins. These results were driven by strength in play from our core customers and our focus on operational discipline. We further enhanced our customer offerings and the growth potential of our portfolio through our ongoing capital investments, including our progress toward the completion of our $750 million resort in Virginia. We also unlocked the substantial value of our equity ownership in FanDuel, utilizing nearly $1.8 billion in gross proceeds to further fortify our balance sheet. And we continued to return significant capital to our shareholders, with more than $800 million in share repurchases and dividends in 2025. Looking ahead, we are optimistic about 2026, as we expect to benefit from continued strength in play from our core customers, returns from our ongoing capital investments, and the financial strength created by our diversified free cash flow and strong balance sheet.”

Fourth-Quarter and Full-Year 2025 Results

Boyd Gaming reported fourth-quarter 2025 revenues of $1.1 billion, increasing from $1.0 billion in the fourth quarter of 2024. The Company reported net income of $140.4 million, or $1.79 per share, for the fourth quarter of 2025, compared to $170.5 million, or $1.92 per share, for the year-ago period. Total Adjusted EBITDAR(1) was $336.6 million in the fourth quarter of 2025 versus $379.3 million in the fourth quarter of 2024. Adjusted Earnings(1) for the fourth quarter of 2025 were $173.5 million, or $2.21 per share, compared to $174.7 million, or $1.96 per share, for the same period in 2024.

For the full year 2025, Boyd Gaming reported revenues of $4.1 billion, increasing from $3.9 billion for the full year 2024. The Company reported net income of $1.8 billion, or $22.56 per share, compared to net income of $578.0 million, or $6.19 per share, for the full year 2024.  The Company’s net income for the full year 2025 was impacted by a $1.4 billion after tax gain from the sale of the Company’s equity interest in FanDuel, and $128.4 million in non-cash, pretax long-lived asset impairment charges.

Total Adjusted EBITDAR for the full year 2025 was $1.4 billion, in-line with the full year 2024. Full-year 2025 Adjusted Earnings were $604.6 million, or $7.40 per share, compared to Adjusted Earnings of $611.3 million, or $6.55 per share, for the full year 2024.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

During the fourth quarter, the Las Vegas Locals segment saw continued growth in gaming revenues due to strong play from our core customers, as well as impacts from continued softness in destination business. In Downtown Las Vegas, results reflected stability in play among Hawaiian guests and reduced destination business. In the Midwest & South segment, the Company’s properties continued to benefit from strong growth in play from our core customers, while year-over-year results were impacted by severe winter weather in December 2025.

Results in the Company’s Online segment reflected growth from the Company’s online casino gaming business, changes to the Company’s revenue-sharing agreements due to the FanDuel transaction in the third quarter of 2025, and one-time fees recorded in the year-ago quarter. Year-over-year gains in Managed & Other were driven by continued growth in management fees from Sky River Casino in northern California.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.18 per share on January 15, 2026, as previously announced.

As part of its ongoing share repurchase program, the Company repurchased $185 million in shares of its common stock during the fourth quarter of 2025. As of December 31, 2025, the Company had approximately $362 million remaining under current share repurchase authorizations.

Balance Sheet Statistics

As of December 31, 2025, Boyd Gaming had cash on hand of $353.4 million, and total debt of $2.1 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its fourth-quarter and full-year 2025 results today, February 5, at 5:00 p.m. Eastern.  The conference call number is (800) 836-8184. No passcode is required to join the call.  Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available online at https://investors.boydgaming.com or https://app.webinar.net/rR1M7oeGwXm.

Following the call’s completion, a replay will be available by dialing (888) 660-6345 today, February 5, and continuing through Thursday, February 12.  The passcode for the replay will be 02984#.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenues
Gaming	$670,631	$658,440	$2,638,150	$2,583,926
Food & beverage	82,351	81,161	310,246	303,522
Room	47,201	52,840	191,286	204,608
Online	26,165	61,022	132,165	155,760
Online reimbursements	173,937	127,799	576,158	450,473
Management fee	26,251	23,880	98,869	88,407
Other	35,529	35,773	145,115	143,498
Total revenues	1,062,065	1,040,915	4,091,989	3,930,194
Operating costs and expenses
Gaming	261,218	249,787	1,026,555	999,753
Food & beverage	69,166	66,088	265,604	253,940
Room	19,081	19,863	77,056	77,591
Online	17,782	16,715	68,174	47,310
Online reimbursements	173,937	127,799	576,158	450,473
Other	13,223	12,990	51,239	51,322
Selling, general and administrative	111,184	111,517	433,100	427,226
Master lease rent expense (a)	28,583	28,159	113,769	111,406
Maintenance and utilities	36,697	36,255	151,216	148,366
Depreciation and amortization	90,753	77,705	302,710	276,639
Corporate expense	25,921	25,680	121,859	113,934
Project development, preopening and writedowns	7,146	6,618	12,360	28,572
Impairment of assets	31,000	—	128,395	10,500
Other operating items, net	9,989	438	15,388	5,385
Total operating costs and expenses	895,680	779,614	3,343,583	3,002,417
Operating income	166,385	261,301	748,406	927,777
Other expense (income)
Interest income	(1,254)	(384)	(4,826)	(1,625)
Interest expense, net of amounts capitalized	25,374	45,943	157,642	177,409
Loss on early extinguishments and modifications of debt	—	—	1,446	—
Other, net (b)	(107)	(299)	(1,735,527)	(10)
Total other (income) expense, net	24,013	45,260	(1,581,265)	175,774
Income before income taxes	142,372	216,041	2,329,671	752,003
Income tax provision	(3,542)	(45,535)	(490,769)	(174,051)
Net income	138,830	170,506	1,838,902	577,952
Net loss attributable to noncontrolling interest	1,573	—	4,371	—
Net income attributable to Boyd Gaming	$140,403	$170,506	$1,843,273	$577,952

Basic net income per common share	$1.79	$1.92	$22.56	$6.19
Weighted average basic shares outstanding	78,616	88,982	81,701	93,314

Diluted net income per common share	$1.79	$1.92	$22.56	$6.19
Weighted average diluted shares outstanding	78,630	89,006	81,716	93,349

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

(b) Includes the gain on sale of the equity interest in FanDuel for the year ended December 31, 2025.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income Attributable to Boyd Gaming

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2025	2024	2025	2024
Total Revenues by Segment
Las Vegas Locals	$227,225	$231,971	$889,957	$894,508
Downtown Las Vegas	62,973	65,559	228,737	230,091
Midwest & South	533,078	518,499	2,116,594	2,063,415
Online	200,102	188,821	708,323	606,233
Managed & Other	38,687	36,065	148,378	135,947
Total revenues	$1,062,065	$1,040,915	$4,091,989	$3,930,194

Adjusted EBITDAR by Segment
Las Vegas Locals	$109,118	$112,318	$420,507	$428,423
Downtown Las Vegas	24,005	26,981	80,451	83,325
Midwest & South	191,429	192,390	777,655	765,706
Online	8,172	44,066	63,146	107,604
Managed & Other	28,590	25,703	108,141	96,153
Corporate expense, net of share-based compensation expense (a)	(24,696)	(22,174)	(96,138)	(90,618)
Adjusted EBITDAR	336,618	379,284	1,353,762	1,390,593
Master lease rent expense (b)	(28,583)	(28,159)	(113,769)	(111,406)
Adjusted EBITDA	308,035	351,125	1,239,993	1,279,187

Other operating costs and expenses
Deferred rent	147	162	588	648
Depreciation and amortization	90,753	77,705	302,710	276,639
Share-based compensation expense	2,615	4,901	32,146	29,666
Project development, preopening and writedowns	7,146	6,618	12,360	28,572
Impairment of assets	31,000	—	128,395	10,500
Other operating items, net	9,989	438	15,388	5,385
Total other operating costs and expenses	141,650	89,824	491,587	351,410
Operating income	166,385	261,301	748,406	927,777
Other expense (income)
Interest income	(1,254)	(384)	(4,826)	(1,625)
Interest expense, net of amounts capitalized	25,374	45,943	157,642	177,409
Loss on early extinguishments and modifications of debt	—	—	1,446	—
Other, net (c)	(107)	(299)	(1,735,527)	(10)
Total other (income) expense, net	24,013	45,260	(1,581,265)	175,774
Income before income taxes	142,372	216,041	2,329,671	752,003
Income tax provision	(3,542)	(45,535)	(490,769)	(174,051)
Net income	138,830	170,506	1,838,902	577,952
Net loss attributable to noncontrolling interest	1,573	—	4,371	—
Net income attributable to Boyd Gaming	$140,403	$170,506	$1,843,273	$577,952

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2025	2024	2025	2024
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$25,921	$25,680	$121,859	$113,934
Corporate share-based compensation expense	(1,225)	(3,506)	(25,721)	(23,316)
Corporate expense, net, as reported on the above table	$24,696	$22,174	$96,138	$90,618

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

(c) Includes the gain on sale of the equity interest in FanDuel for the year ended December 31, 2025.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income Attributable to Boyd Gaming to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net income attributable to Boyd Gaming	$140,403	$170,506	$1,843,273	$577,952
Pretax adjustments:
Project development, preopening and writedowns	7,146	6,618	12,360	28,572
Impairment of assets	31,000	—	128,395	10,500
Other operating items, net	9,989	438	15,388	5,385
Loss on early extinguishments and modifications of debt	—	—	1,446	—
Other, net (a)	(107)	(299)	(1,735,527)	(10)
Total adjustments	48,028	6,757	(1,577,938)	44,447

Income tax effect for above adjustments	(14,887)	(2,531)	339,238	(11,135)
Adjusted earnings	$173,544	$174,732	$604,573	$611,264

Net income per share, diluted	$1.79	$1.92	$22.56	$6.19
Pretax adjustments:
Project development, preopening and writedowns	0.09	0.07	0.15	0.31
Impairment of assets	0.39	—	1.57	0.11
Other operating items, net	0.13	—	0.19	0.06
Loss on early extinguishments and modifications of debt	—	—	0.02	—
Other, net (a)	—	—	(21.24)	—
Total adjustments	0.61	0.07	(19.31)	0.48

Income tax effect for above adjustments	(0.19)	(0.03)	4.15	(0.12)
Adjusted earnings per share, diluted	$2.21	$1.96	$7.40	$6.55

Weighted average diluted shares outstanding	78,630	89,006	81,716	93,349

__________________________________________

(a) Includes the gain on sale of the equity interest in FanDuel for the year ended December 31, 2025.

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, net income (loss) attributable to noncontrolling interest and other items, net, as applicable,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, net income (loss) attributable to noncontrolling interest, and other non-recurring adjustments, net, as applicable, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures.”

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These forward-looking statements are based on the current beliefs and expectations of management and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Boyd Gaming’s ability to control or estimate precisely. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 27 gaming entertainment properties in 11 states. The Company also manages a tribal casino in northern California, and owns and operates Boyd Interactive, a B2B and B2C online casino gaming business. Boyd Gaming’s nationwide portfolio is connected through Boyd Rewards, recognized as the nation’s favorite casino loyalty program by readers of both USA Today and Newsweek.  Named by Forbes magazine as one of “America’s Best Companies,” and led by one of the most experienced teams in the industry, Boyd Gaming is dedicated to delivering an outstanding entertainment experience and memorable guest service. For additional Company information and press releases, visit https://www.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com